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                                                                    Exhibit 10.3

                       FIRST AMENDMENT TO LEASE AGREEMENT

                  THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into as of this 7th day of June, 2002, by and between PWE (MULTI) QRS 14-85 INC., a Delaware corporation (the "Landlord") having an address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020, and PW EAGLE, INC., a Minnesota corporation ("Tenant"), having an address at 222 South Ninth Street, Suite 2880, Minneapolis, Minnesota 55402.

                              W I T N E S S E T H:

                  WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of February 28, 2002, (the "Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain property located in Tacoma, Washington; West Jordan, Utah; Perris, California; and Eugene Oregon as more specifically described in the Lease;

                  WHEREAS, Landlord and Tenant desire to amend the Lease to modify certain financial covenants of Tenant contained in the Lease;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant covenant and agree as follows:

               1. Exhibit G of the Lease is hereby deleted in its entirety and Exhibit G attached hereto is hereby inserted in lieu thereof.

               2. Except as expressly set forth herein, nothing herein is intended to or shall be deemed to modify or amend any of the other terms or provisions of the Lease.

               3. All undefined capitalized terms used herein shall have the same meanings as set forth in the Lease.

               4. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

               5. This Amendment and the Lease together contain the entire understanding between the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees. Neither this Amendment nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed under seal as of the day and year first above written.

                                        LANDLORD:

                                        PWE (MULTI) QRS 14-85, INC.,
                                        a Delaware corporation

                                        By:  /s/ Alistair Calvert
                                           --------------------------------
                                        Name:     Alistair Calvert
                                             ------------------------------
                                        Title:    Vice President
                                              -----------------------------


ATTEST:                                 TENANT:

                                        PW EAGLE, INC., a Minnesota corporation



By: /s/ Larry Fleming                   By:  /s/ Roger R. Robb
   --------------------------                --------------------------------
Name:  Larry Fleming                    Name:     Roger R. Robb
     ------------------------                  ------------------------------
Title:  President                       Title:    Chief Financial Officer
      -----------------------                   -----------------------------

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                                    EXHIBIT G

                                    COVENANTS

       1.      Transfers; Change of Control.

               (a) The Tenant shall not in a single transaction or series of related transactions, sell or convey, transfer, abandon or lease all or substantially all of its assets to any Person. Notwithstanding the foregoing, Tenant shall have the right in a single transaction or a series of related transactions to sell or convey all or substantially all of its assets to a Person if the following conditions are met: (i) the assignment is to a Credit Entity or is otherwise expressly permitted (without the consent of Landlord) under the Lease and is otherwise in accordance with Paragraph 21 of the Lease; and (ii) this Lease is assigned to such Person.

               (b) At no time during the Term shall any Person or "group" (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) (i) acquire, directly or indirectly, more than 50% of Tenant's Voting Stock or (ii) obtain the power (whether or not exercised) to elect a majority of Tenant's directors, unless (1) the purchaser of such Voting Stock or Person who acquires such power shall meet the qualifications of a Credit Entity or (2) such purchaser is approved as an assignee by Landlord under the provisions of Paragraph 21(b) of this Lease.

       2.      Financial Covenants.

         (a)   Tenant (and any successor or assign) shall:

               (i) have a Consolidated Net Worth as set forth below as of the respective dates set forth below:

               Period                Net Worth

               3/1/02                $ 15.3 Million

               6/30/02               $ 15.2 Million

               9/30/02               $ 15.2 Million

               12/31/02              $ 13.3 Million

               3/31/03               $ 12.8 Million

               6/30/03               $ 14.1 Million

               9/30/03               $ 14.0 Million

               12/31/03              $ 13.7 Million

               3/31/04               $ 12.3 Million

               6/30/04 and each
               June 30th thereafter

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               through the Expiration Date  $ 12.8 Million; and

        (ii) as of the dates set forth below, maintain a Fixed Charge Coverage Ratio for the then most recently completed calendar quarter (except as otherwise specifically set forth below) of not less than:

               3/31/02 (three months ended):           N.A.

               6/30/02 (six months ended):           0.95:1

               9/30/02 (nine months ended):          1.15:1

               12/31/02 (twelve months ended):       1.00:1

               3/31/03 and each calendar quarter thereafter

               through the Expiration Date:          1.05:1

                  (b) Tenant's compliance with the forgoing covenants shall, in each case, be demonstrated to the reasonable satisfaction of Landlord and any Lender, and Tenant shall provide such financials and other supporting documentation as shall be reasonably necessary to demonstrate Tenant's compliance with the requisite criteria.)

                  (c) Notwithstanding anything to the contrary contained herein or elsewhere in the Lease, a breach by Tenant of the covenants contained in Section (a) of this Section 2 shall not constitute a default under the Lease to the extent a breach or default by Tenant under the corresponding covenant contained in Tenant's senior secured credit facility is waived or consented to by the holder or holders of Tenant's senior secured debt, if any such senior secured credit facility is then in place, so long as in connection with any such consent or waiver Tenant does not, directly or indirectly, pay or cause to be paid to such holder or holders (or any affiliates thereof) any remuneration (whether by way of supplemental or additional interest, fee or otherwise), or agree to any modification of such credit facility that is materially more advantageous to such holder or holders, as an inducement to or consideration for such consent or waiver, unless Landlord shall also receive commensurate pro rata remuneration (based upon the principal amount outstanding under the Loan and Security Agreement relative to the Acquisition Cost set forth on Exhibit E of this Lease).

        3. Definitions. For the purpose of this Exhibit "G" the following terms shall have the following meanings:

     "Capitalized Lease Obligation" shall mean, any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (provided that, if Tenant's Lenders (as defined below) adjust the covenants contained in the Loan and Security Agreement or modify the definitions therein solely due to accounting treatment of this Lease, in either case, within ninety (90) days of the date hereof, then Landlord agrees that it shall adjust the covenants and/or definitions contained herein to properly reflect the accounting treatment of this Lease in the same manner as Lenders).

     "Consolidated Net Income" shall mean, with respect to Tenant and its Subsidiaries for any fiscal period, the net income (or loss) of Tenant and its Subsidiaries for such period taken as a whole (determined in accordance with GAAP on a consolidated basis), but excluding in any event: (a) any gains or losses on the sale or other dispositions of investments or fixed or capital assets or from any transaction classified as extraordinary under GAAP, any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; (b) the proceeds of any life insurance policy; (c) net earnings and losses of any business entity, substantially all the assets of which have been acquired in any manner by Tenant, realized by such business entity prior to the date of acquisition; (d) net earnings and losses of any business entity which shall have merged into Tenant earned or incurred prior to the date of such merger; (e) net earnings of any business entity (other than a consolidated subsidiary) in which Tenant has an ownership interest unless such net earnings shall have been received by Tenant in the form of cash distributions; (f) earnings resulting from a reappraisal, revaluation or write-up of assets; (g) any charge to net earnings resulting from the amortization of the value of stock options given to employees to the extent required by FASB 25; (h) any increase or decrease of net income arising from a change in Tenant's accounting methods;
(i) any gains resulting

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from the forgiveness of funded debt or the retirement of funded debt at a discount; (j) any gains arising from the acquisition of any securities of Tenant; and (k) any reversal of any contingency reserve, except that provision for such contingency reserve shall have been made from income arising during such period.

     "EBITDA" shall mean, with respect to any fiscal period, the sum of Tenant's Consolidated Net Income plus amounts deducted in determining Consolidated Net Income in respect of: (a) any provision for (or less any benefits from) income taxes whether current or deferred; (b) amortization and depreciation expense; and (c) Interest Expense for such period.

     "Fixed Charges" means, for any period of determination, the sum of: (a) scheduled principal payments of Funded Debt; (b) Interest Expense paid in cash included in the determination of Consolidated Net Income; and (c) dividends paid on Tenant's capital stock.

     "Fixed Charge Coverage Ratio" shall mean, with respect to any period of determination, the ratio of (i) EBITDA of Tenant for such periods minus income taxes paid in cash and non-financed capital expenditures during such period to
(ii) Fixed Charges.

     "Funded Debt" means (i) Indebtedness arising from the lending of money by any Person to Tenant, including, without limitation, the Obligations; (ii) Indebtedness, whether or not any such case arising from the lending by any Person of money to Tenant (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Indebtedness of Tenant under any guaranty of obligations that would constitute Funded Debt under clauses (i) through (iv) hereof if owed directly by Tenant or any guaranty having the economic effect of guaranteeing any of the obligations of any other Person. In computing the amount of Funded Debt, the Subordinated Notes will be valued at full face value (less any payments thereon) without giving effect to any original issue discount.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.

     "Indebtedness" as applied to a Person means, without duplication:

          (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

          (ii) all obligations of other Persons which such Person has guaranteed;

          (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

          (iv) in the case of Tenant (without duplication), the Obligations.

     "Interest Expense" means, with respect to any fiscal period, the interest expense incurred for such period excluding interest income as determined in accordance with GAAP.

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     "Loans" means, all loans and advances of any kind made by Lenders pursuant to the Agreement.

     "Net Worth" shall mean the book net worth of the Tenant as determined in accordance with GAAP. Net Worth shall include any unamortized value assigned to the warrants issued in connection with the subordinated notes which value was calculated in accordance with GAAP and is contained in Tenant's consolidated financial statements.

     "Obligations" shall mean (i) all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Tenant to Fleet Capital Corporation, Fleet National Bank, Harris Trust & Savings Bank, The CIT Group Business Credit, Inc., or U.S. Bank National Association (the "Lenders") of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Second Amended and Restated Loan & Security Agreement dated September 20, 1999, as amended, by and among Tenant and the Lenders (the "Loan and Security Agreement"), (ii) any and all agreements, instruments and documents heretofore, now or hereafter executed by Tenant, any subsidiary of Tenant or any other third party and delivered to any Lender in respect of the transactions contemplated by the Loan and Security Agreement, and (iii) any interest rate protection agreement, swaps or caps or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

     "Person" shall mean an individual, partnership, association, corporation or other entity.

     "Subordinated Notes" shall mean, those certain subordinated promissory notes dated on or about September 20, 1999 in the original aggregate principal amount of $32,500,000 executed by Tenant in favor of the purchasers hereof.

     "Subsidiary or "Subsidiaries"" of any Person means any corporation a majority of the Voting Stock of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or intermediaries, or both, by such Person.

"Voting Stock" means shares of stock of a corporation having ordinary voting power to elect the board of directors or other managers of such corporation.

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